Exhibit 99.1

SANTA FE ENERGY TRUST

JPMorgan Chase Bank, N.A., Trustee	NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS, January 31, 2005 - SANTA FE ENERGY TRUST (NYSE SYMBOL-SFF) ANNOUNCED THE TRUST INCOME DISTRIBUTION FOR THE OPERATING QUARTER ENDED December 31, 2004.  UNITHOLDERS OF RECORD ON February 14, 2005, WILL RECEIVE A DISTRIBUTION AMOUNTING TO $5,844,626.18 OR $0.92772 PER UNIT PAYABLE February 28, 2005.

PRICE AND VOLUME STATISTICS FOR THE QUARTER WERE:

	VOLUMES		PRICES
	OIL	GAS	OIL	GAS
	(BBLS)	(MCF)	($/BBL)	($/MCF)
WASSON ODC UNIT	74,900	—	$42.61	—

NET PROFITS ROYALTIES	47,075	408,521	$39.62	$5.10

Contact:
SANTA FE ENERGY TRUST
JPMORGAN CHASE BANK, N.A., TRUSTEE
MIKE ULRICH
700 LAVACA
AUSTIN, TX 78701
(512) 479-2562